UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 22, 2009

BEVERLY HILLS BANCORP INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-21845	93-1223879
(Commission File Number)	(I.R.S. Employer Identification No.)

23901 Calabasas Road, Suite 1050 Calabasas, California	91302
(Address of Principal Executive Offices)	(Zip Code)

(818) 223-8084

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 22, 2009, Beverly Hills Bancorp Inc. (the “Company”) notified The Nasdaq Global Select Market (“Nasdaq”) that it intends to delist its shares of common stock, par value $.01 per share. The Company’s common stock is currently traded on Nasdaq under the trading symbol “BHBC”

This is the first step in the process to cease being a reporting company. The Company has fewer than 300 shareholders of record, and the Board of Directors has concluded that the cost of being a reporting company outweighs the benefits to the shareholders.

In accordance with the rules of the Securities and Exchange Commission (“SEC”) and Nasdaq, the Company intends to file a notification of removal from listing on Nasdaq on Form 25 with the SEC on or shortly after February 2, 2009. The withdrawal of the Company’s common stock from listing on Nasdaq will become effective 10 days after the filing of the notice on Form 25 with the SEC. The Company does not intend to arrange for the listing or quotation of its securities on any other securities exchange or quotation system.

On or about the effective date of the delisting, the Company plans to file a Form 15 to deregister its common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended. The Company will cease making periodic reports as soon as such filing obligations are suspended in accordance with the Securities Exchange Act of 1934, as amended. The deregistration of the Company’s common stock will become effective 90 days after the filing of the Form 15 with the SEC.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are contained in this report:

99.1	Press Release dated January 22, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

BEVERLY HILLS BANCORP INC.

By:	/s/ Larry B. Faigin
Larry B. Faigin
Chief Executive Officer

Dated: January 23, 2009